Exhibit 24.1

Power of Attorney

We, the undersigned directors and officers of Digital Ally, Inc., do hereby constitute and appoint Byron Coulthard and Robert Fedun or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement, that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Signature and Title	Date

/s/ Byron Coulthard	February 1, 2008
Byron Coulthard, Director, President and Chief Executive Officer

/s/ Robert Fedun	February 1, 2008
Robert Fedun, Director, CFO, Secretary and Treasurer

/s/ Michael Newport	February 1, 2008
Michael Newport, Director